Exhibit 4.5

This FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”), dated as of March 22, 2018, among SEASPAN CORPORATION, a corporation duly organized and existing under the laws of the Republic of The Marshall Islands (the “Company”), the Guarantors (as defined herein) and THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee have heretofore executed and delivered an indenture, dated as of October 10, 2017 (the “Base Indenture”), providing for the issuance by the Company from time to time of its Securities to be issued in one or more series, which Base Indenture was amended and supplemented by (i) a second supplemental indenture, dated as of February 14, 2018 (the “Second Supplemental Indenture”), providing for the issuance of a series of Securities designated as its “5.50% Senior Notes due 2025”, in an aggregate principal amount of $250,000,000 (the “2025 Notes”) and (ii) a third supplemental indenture, dated as of February 22, 2018 (the “Third Supplemental Indenture”), to secure the 2025 Notes;

WHEREAS, Section 7.02 of the Second Supplemental Indenture provides that the Company, the Guarantors (as defined herein) and the Trustee may, with the consent of the Holders of not less than a majority in principal amount of the Outstanding 2025 Notes, enter into indentures supplemental to the Indenture (as defined herein) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the 2025 Notes, subject to certain exceptions noted therein (including, without limitation, the release provided in Section 5.09 of the stock pledge over the shares of Seaspan Investment (as defined below) under the Pledge Agreement (as defined below), which release requires the consent of each Holder of a 2025 Note);

WHEREAS; in accordance with Section 1.4 of the Base Indenture and Section 7.02 of the Second Supplemental Indenture, each of the Holders of the 2025 Notes have duly authorized the execution and delivery of this Fourth Supplemental Indenture;

WHEREAS, the Company intends by this Fourth Supplemental Indenture to evidence the waiver of the Specified Defaults (as defined herein) and the Specified Covenants (as defined herein) under the Indenture;

WHEREAS, pursuant to Section 7.02 of the Second Supplemental Indenture, the Trustee and the Company are authorized to execute and deliver this Fourth Supplemental Indenture to amend or supplement the Indenture as set forth herein; and

WHEREAS, all actions required to be taken by the Company and each of the Guarantors under the Indenture to make this Fourth Supplemental Indenture a valid, binding and legal agreement of the Company and each of the Guarantors, have been done.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

(a) The Base Indenture, as amended and supplemented by the Second Supplemental Indenture and the Third Supplemental Indenture is collectively referred to herein as the “Indenture.”

(b) All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Indenture.

ARTICLE II

APPLICATION OF SUPPLEMENTAL INDENTURE

Section 2.01. Application of this Fourth Supplemental Indenture. Notwithstanding any other provision of this Fourth Supplemental Indenture, the provisions of this Fourth Supplemental Indenture expressly and solely relate to the Indenture with respect to the 2025 Notes and any such provisions shall not be deemed to apply to any other Securities issued under the Indenture and shall not be deemed to amend, modify or supplement the Indenture for any purpose other than with respect to the 2025 Notes.

ARTICLE III

WAIVERS

Section 3.01. Waiver of Specified Defaults. The following defaults are hereby irrevocably waived (collectively, the “Specified Defaults”):

(i)	The failure of the Company to cause Seaspan Investments III, LLC, a limited liability company duly formed under the laws of the Republic of The Marshall Islands to execute (A) a supplemental indenture to become a Guarantor and guarantee the Indenture Obligations and (B) a joinder to the Registration Rights Agreement, in each case, as required under Section 5.08(a) of the Second Supplemental Indenture; and

(ii)	The failure of the Company to mail a notice of the defaults described in clause (i) above, within 10 Business Days of the discovery thereof as required under Section 5.10 of the Second Supplemental Indenture.

Section 3.02. Waiver of Specified Covenants. For so long as an entity listed in Schedule I attached hereto (each a “Specified Entity” and, collectively, the “Specified Entities”) is unable to provide a Guarantee due to a contractual obligation applicable to such Specified Entity as in effect as of March 13, 2018 (such contractual obligation an “Existing Obligation”), any requirement that such Specified Entity execute a supplemental indenture pursuant to which such entity would become a Guarantor and execute a joinder to the Registration Rights Agreement, is hereby irrevocably waived (the “Specified Covenants”) (and to the extent that a Default has arisen from the failure of any such entity to execute such a supplemental indenture or joinder prior to the execution of this Fourth Supplemental Indenture that gives effect to such a waiver, such Default is also hereby irrevocably waived).

ARTICLE IV

COVENANTS

Section 4.01. Guarantee of and Pledge by Seaspan Investment. No later than 12 Business Days after acquiring all the direct and indirect interests in those entities listed in Schedule I attached hereto, the Company shall cause Seaspan Investment I Ltd. (“Seaspan Investment”) to (i) execute (A) a supplemental indenture pursuant to which Seaspan Investment shall become a Guarantor and guarantee the Indenture Obligations and (B) a joinder to the Registration Rights Agreement and (ii) pledge, assign and grant to the Trustee for the benefit of the Trustee and the Holders, a lien on and security interest in and to all of the right, title and interest of Seaspan Investment in the membership interests of Greater China Intermodal Investments LLC, a limited liability company duly organized and existing under the laws of the Republic of The Marshall Islands pursuant to a pledge agreement in form and substance substantially similar to the Pledge Agreement to secure the Guarantee of Seaspan Investment.

Section 4.02. Guarantees of Specified Entities. If at any time a Specified Entity is able to provide a Guarantee without breaching an Existing Obligation, then the Company shall cause such Specified Entity to promptly (but in any event not later than 10 Business Days following the date on which such Existing Obligation ceases to be in effect) execute a supplemental indenture pursuant to which such Specified Entity shall become a Guarantor and execute a joinder to the Registration Rights Agreement. The future Guarantee by such Specified Entity shall be limited to an amount not to exceed the maximum amount that can be guaranteed by that Specified Entity without rendering the Guarantee, as it relates to such Specified Entity, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

ARTICLE V

MISCELLANEOUS

Section 5.01. Ratification of Indenture. This Fourth Supplemental Indenture is executed and shall be constructed as an indenture supplement to the Base Indenture, as amended and supplemented by the Second Supplemental Indenture, the Third Supplemental Indenture and as further amended and supplemented hereby, the Base Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture are in all respects ratified and confirmed and the Base Indenture, the Second Supplemental, the Third Supplemental Indenture and this Fourth Supplemental Indenture shall be read, taken and constructed as one and the same instrument.

Section 5.02. Trust Indenture Act Controls. If any provision of this Fourth Supplemental Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this Fourth Supplemental Indenture by the Trust Indenture Act, the required or deemed provision shall control.

Section 5.03. Notices. All notices and other communications shall be given as provided in the Indenture.

Section 5.04. Governing Law. THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE OR INSTRUMENTS ENTERED INTO AND, IN EACH CASE, PERFORMED IN THE STATE OF NEW YORK. Any dispute, action or proceeding arising out of or relating to this Fourth Supplemental Indenture in respect hereof or the rights of any party under this Fourth Supplemental Indenture shall be exclusively maintained in the U.S. federal or New York State Court sitting in the Borough of Manhattan, The City of New York, New York. Each of the parties hereto: (i) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, and (ii) irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding. Each party to this Indenture irrevocably waives, to the fullest extent permitted by applicable law, all right of trial by jury in any action, proceeding or counterclaim based on, or arising out of, under or in connection with this Fourth Supplemental Indenture or any matter arising hereunder.

Section 5.05. Judgment Currency. The Company and each of the Guarantors agrees, to the fullest extent that it may effectively do so under applicable law, that (i) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, or premium or interest, if any, or Additional Interest or Additional Amounts on the 2025 Notes or any indemnities due hereunder from the Company or any Guarantor (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the requisite amount of the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which a final unappealable judgment is given and (ii) its obligations under the Indenture to make payments in the Required Currency (a) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (i)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (b) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (c) shall not be affected by judgment being obtained for any other sum due under the Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed.

Section 5.06. Successors. All covenants and agreements in this Fourth Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 5.07. Counterparts. This Fourth Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. Counterparts may be executed either in original, facsimile or electronic (i.e., “pdf” or “tif”) form and the parties hereto adopt any signatures received by facsimile or electronic (i.e., “pdf” or “tif”) transmission as the original signature of such party. This Fourth Supplemental Indenture shall become effective upon the execution hereof by each of the parties hereto; provided that each waiver set forth in Article III hereof shall become operative as of March 13, 2018 as if this Fourth Supplemental Indenture were executed by each of the parties hereto and each such waiver was granted, in each case, on such date.

Section 5.08. Headings. The Article and Section headings of this Fourth Supplemental Indenture are for convenience only and shall not affect the construction hereof.

Section 5.09. Release of Shares. If the Company shall cause an Officer’s Certificate to be delivered to the Trustee certifying that Seaspan Investment has both provided the Guarantee and pledge pursuant to Section 4.01 of this Fourth Supplemental Indenture, the stock pledge over the shares of Seaspan Investment and the Pledge Agreement shall be terminated and all such shares shall be released from the lien created thereunder, in each case, upon receipt of such Officer’s Certificate and without further action in respect thereof and the Trustee shall promptly return to the Company any and all share certificate(s) that evidence all such shares of Seaspan Investment that were previously pledged under the Pledge Agreement.

Section 5.10. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company and the Guarantors and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture, except that the Trustee represents that it is duly authorized under its corporate bylaws to execute and deliver this Fourth Supplemental Indenture.

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IN WITNESS WHEREOF, the parties have caused this Fourth Supplemental Indenture to be duly executed as of the date first written above.

COMPANY:

SEASPAN CORPORATION

By:	/s/ Bing Chen
Name: Bing Chen
Title: President and Chief Executive Officer

Signature Page to Fourth Supplemental Indenture

GUARANTORS:

Seaspan Holding 140 Ltd.

By:	/s/ Mark Chu
Name: Mark Chu
Title: Secretary

Seaspan 140 Ltd.

By:	/s/ Mark Chu
Name: Mark Chu
Title: Secretary

Seaspan (Asia) Corporation

By:	/s/ Mark Chu
Name: Mark Chu
Title: Secretary

Seaspan Containership 2180 Ltd.

By:	/s/ Mark Chu
Name: Mark Chu
Title: Secretary

Seaspan Containership 2181 Ltd.

By:	/s/ Mark Chu
Name: Mark Chu
Title: Secretary

Seaspan Holdco I Ltd.

By:	/s/ Mark Chu
Name: Mark Chu
Title: Secretary

Seaspan Holdco II Ltd.

By:	/s/ Mark Chu
Name: Mark Chu
Title: Secretary

Seaspan Holdco III Ltd.

By:	/s/ Mark Chu
Name: Mark Chu
Title: Secretary

Signature page to Fourth Supplemental Indenture

Seaspan Holdco IV Ltd.

By:	/s/ Mark Chu
Name: Mark Chu
Title: Secretary

Seaspan Ship Management Ltd.

By:	/s/ Mark Chu
Name: Mark Chu
Title: Secretary

Seaspan Crew Management Ltd.

By:	/s/ David Spivak
Name: David Spivak
Title: Chief Financial Officer

Seaspan Crew Management India Private Ltd.

By:	/s/ David Spivak
Name: David Spivak
Title: Chief Financial Officer

Seaspan Management Services Limited

By:	/s/ Peter Curtis
Name: Peter Curtis
Title: Vice President

Seaspan Advisory Services Ltd.

By:	/s/ Peter Curtis
Name: Peter Curtis
Title: Vice President

Signature page to Fourth Supplemental Indenture

TRUSTEE:

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Teresa Wyszomierski
Name: Teresa Wyszomierski
Title: Vice President

Signature page to Fourth Supplemental Indenture

SCHEDULE I

GC Intermodal Holding Company I, Ltd.

GC Intermodal Holding Company II, Ltd.

GC Intermodal Holding Company III, Ltd.

GC Intermodal Holding Company IV, Ltd.

GC Intermodal Holding Company V, Ltd.

GC Intermodal Holding Company VI, Ltd.

GC Intermodal Holding Company IX, Ltd.

GC Intermodal Holding Company X, Ltd.

GC Intermodal Holding Company XI, Ltd.

GC Intermodal Holding Company XII, Ltd.

GC Intermodal Holding Company XIV, Ltd.

GC Intermodal Holding Company XV, Ltd.

GC Intermodal Holding Company XVI, Ltd.

GC Intermodal Holding Company XVII, Ltd.

GC Intermodal Holding Company XIX, Ltd.

GC Intermodal Holding Company XX, Ltd.

GC Intermodal Holding Company XXI, Ltd.

GC Intermodal Holding Company XXIV, Ltd.

GC Intermodal Intermediate Holding Company I, Ltd.

GC Intermodal Intermediate Holding Company II, Ltd.

GC Intermodal Intermediate Holding Company III, Ltd.

GC Intermodal Intermediate Holding Company IV, Ltd.

GC Intermodal Intermediate Holding Company V, Ltd.

GC Intermodal Intermediate Holding Company VI, Ltd.

GC Intermodal Intermediate Holding Company IX, Ltd.

GC Intermodal Intermediate Holding Company X, Ltd.

GC Intermodal Intermediate Holding Company XI, Ltd.

GC Intermodal Intermediate Holding Company XII, Ltd.

GC Intermodal Intermediate Holding Company XIV, Ltd.

GC Intermodal Intermediate Holding Company XV, Ltd.

GC Intermodal Intermediate Holding Company XVI, Ltd.

GC Intermodal Intermediate Holding Company XVII, Ltd.

GC Intermodal Intermediate Holding Company XIX, Ltd.

GC Intermodal Intermediate Holding Company XX, Ltd.

GC Intermodal Intermediate Holding Company XXI, Ltd.

GC Intermodal Intermediate Holding Company XXIV, Ltd.

GC Intermodal I, Ltd.

GC Intermodal II, Ltd.

GC Intermodal III, Ltd.

GC Intermodal IV, Ltd.

GC Intermodal V, Ltd.

GC Intermodal VI, Ltd.

GC Intermodal IX, Ltd.

GC Intermodal X, Ltd.

GC Intermodal XI, Ltd.

GC Intermodal XII, Ltd.

GC Intermodal XIV, Ltd.

GC Intermodal XV, Ltd.

GC Intermodal XVI, Ltd.

GC Intermodal XVII, Ltd.

GC Intermodal XIX, Ltd.

Schedule I-1

GC Intermodal XX, Ltd.

GC Intermodal XXI, Ltd.

GC Intermodal XXIV, Ltd.

GC Intermodal Operating Company

GC Intermodal Operating (HK) Limited

Greater China Intermodal Investments LLC

Schedule I-1